     As filed with the Securities and Exchange Commission on June 4, 1999
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ________________________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ________________________

                            OYO GEOSPACE CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                76-0447780
(State or other jurisdiction of incorporation         (I.R.S Employer
             or organization)                       Identification No.)



    12750 SOUTH KIRKWOOD, SUITE 200
           STAFFORD, TEXAS                               77477
(Address of Principal Executive Offices)               (Zip Code)


          OYO GEOSPACE CORPORATION 1997 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                            ______________________

                                 GARY D. OWENS
                            OYO GEOSPACE CORPORATION
                        12750 SOUTH KIRKWOOD, SUITE 200
                             STAFFORD, TEXAS 77477
                    (Name and address of agent for service)

                                 (281) 494-8282
         (Telephone number, including area code, of agent for service)

                                 With Copy to:
                               CHARLES H. STILL
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                (713) 651-5151

                           ________________________

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]



                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                               PROPOSED MAXIMUM            PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE                                  OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE       AMOUNT OF
       REGISTERED          AMOUNT TO BE REGISTERED                  (1)                         (1)                REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share             200,000 shares(2)                   $8.75                    $1,750,000                   $487
===================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on May 25, 1999.
(2) Represents shares added to the plan by amendment dated March 1, 1999, to be issued as restricted stock grants or upon the exercise of options granted and to be granted pursuant to the plan. Also includes an indeterminable number of shares of Common
    Stock issuable as a result of the anti-dilution provisions of such plans.

===============================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-40893, the "Earlier Registration Statement") relating to the OYO Geospace Corporation 1997 Key Employee Stock Option Plan (the "Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

ITEM 8. EXHIBITS.

        4.1 OYO Geospace Corporation 1997 Key Employee Stock Option Plan (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed November 5, 1997 (Registration No. 333-36727.

        4.2 Amendment No. 1 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 2, 1998 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

        4.3 Amendment No. 2 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 16, 1998 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

        5.1   Opinion of Fulbright & Jaworski L.L.P.

       23.1   Consent of PricewaterhouseCoopers LLP

       23.2 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

       24.1 Powers of Attorney (included on Page II-2 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on June 4, 1999.

                                 OYO GEOSPACE CORPORATION


                                 By:       /s/ GARY D. OWENS
                                    ---------------------------------
                                             Gary D. Owens
                                   Chairman of the Board, President and
                                        Chief Executive Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Gary D. Owens and Ernest M. Hall, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                           Title                      Date
--------------------------   -----------------------------------   ------------

                             Chairman of the Board,
/s/ GARY D. OWENS            President, Chief Executive Officer
--------------------------   (Principle Executive Officer) and
Gary D. Owens                Director                              June 4, 1999


/s/ THOMAS T. MCENTIRE       Chief Financial Officer
--------------------------   (Principle Financial and
Thomas T. McEntire           Accounting Officer)                   June 4, 1999



--------------------------
Satoru Ohya                  Director



------------------------
Katsuhiko Kobayashi          Director


/s/ ERNEST M. HALL, JR.
--------------------------
Ernest M. Hall, Jr.          Director                              June 4, 1999



--------------------------
Thomas L. Davis              Director


/s/ MICHAEL J. SHEEN
--------------------------
Michael J. Sheen             Director                              June 4, 1999


/s/ CHARLES H. STILL
--------------------------
Charles H. Still             Director                              June 4, 1999

                                 EXHIBIT INDEX

Exhibit Number                            Description
--------------   --------------------------------------------------------------
           4.1   OYO Geospace Corporation 1997 Key Employee Stock Option Plan
                 (incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 filed November
                 5, 1997 (Registration No. 333-36727.

           4.2 Amendment No. 1 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated February 2, 1998 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

           4.3 Amendment No. 2 to OYO Geospace Corporation 1997 Key Employee Stock Option Plan, dated November 16, 1998 (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998, filed December 21, 1998).

           5.1   Opinion of Fulbright & Jaworski L.L.P.

          23.1   Consent of PricewaterhouseCoopers LLP

          23.2 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

          24.1 Powers of Attorney (included on Page II-2 of this Registration Statement).